                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--97 (California, New Jersey, New York and Pennsylvania Insured Trusts), Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 33-62037 of our opinion dated December 23, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
January 14, 1999